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                                                                  EXHIBIT 10.40
                     AMENDED AND RESTATED PERSONAL GUARANTY

      THIS AMENDED AND RESTATED PERSONAL GUARANTY (the "Guaranty") is made as of April 23, 2004, by Raul M. Claure (the "Guarantor"), in favor of MOTOROLA , INC., a Delaware corporation, in its capacity as agent on behalf of itself and the other Motorola Parties (in such capacity, "Motorola").

                             Preliminary Statements

      (a) The Guarantor and Patricia Claure entered into a personal guaranty dated April 11, 2001 (the "Original Guaranty"), in favor of Motorola, Inc.

      (b) The Original Guaranty was amended by an Omnibus Amendment made as of May 24, 2002, by and among Motorola, Inc., the Guarantor, Patricia Claure and the other parties thereto.

      (c) The Guarantor desires to further amend the Original Guaranty and to restate it in its entirety as so further amended and Motorola is willing to allow such amendment and restatement.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees to amend and restate the Original Guaranty in its entirety as follows:

      1. Definitions. All capitalized terms used but not defined in this Guaranty have the meanings given in the Amended and Restated Payment Terms Agreement, dated as of April 23, 2004, by and among Motorola, Inc. (in its capacity as agent for itself and the other Motorola Parties), Brightstar Corp. and the other persons and entities that are parties thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Payment Terms Agreement ").

      2. Amendment and Restatement; Guaranties and Liens Unimpaired. This Guaranty amends, restates and replaces the Original Guaranty in its entirety. It is the intention and understanding of the parties that (a) this Guaranty shall continue the obligations under the Original Guaranty (and any Brightstar Obligations represented, guarantied or secured thereby) and shall not act as a novation of the Original Guaranty (or any Brightstar Obligations represented, guarantied or secured thereby), (b) all guaranties and all security interests, pledges and other liens guarantying or securing the Original Guaranty (or any Brightstar Obligations represented, guarantied or secured thereby) shall remain in full force and effect and shall guarantee and secure this Guaranty (and all Brightstar Obligations represented, guarantied or secured thereby), and (c) the priority of all guaranties and all security interests, pledges and other liens guarantying or securing any obligations under the Original Guaranty (or any Brightstar Obligations represented, guarantied or secured thereby) shall not be impaired by the execution, delivery or performance of this Guaranty. Notwithstanding the foregoing, however, it is acknowledged and agreed that Patricia Claure is released from all obligations regarding the Original Guaranty and has no obligations under this Guaranty.

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      3. Guaranty. The Guarantor unconditionally and absolutely guarantees to
Motorola, the full, prompt and complete payment of the Brightstar Obligations.

      4. Nature of Guaranty and Acknowledgments. The Guarantor acknowledges that a separate guaranty of the Brightstar Obligations is being provided on this date by David H. Peterson and Denyse Peterson, which separate guaranty does not diminish the obligations of the Guarantor.

      5. Waivers. The Guarantor expressly waives: (a) notice of acceptance of this Guaranty and any and all other notices which by law or other terms are required to be given to any of the Brightstar Parties, (b) any demand for or notice of default of the payment of any Brightstar Obligation, and (c) any legal obligation, duty or necessity for Motorola to proceed first against any of the Brightstar Parties or against any other guarantor to exhaust any remedy that Motorola may have against any of the Brightstar Parties, it being agreed that, in the event of default of any Brightstar Obligation in any respect by any of the Brightstar Parties, Motorola may proceed and have a right of action against the Guarantor and/or any of the Brightstar Parties.

      6. Modification to the Brightstar Obligations. The Guarantor agrees that, even if the Guarantor may not have consented to, or may not have notice or knowledge of, any of the following, the unconditional liability of the Guarantor to Motorola will not in any way be affected or discharged by: (a) any modification, extension or renewal by any of the Brightstar Parties, Motorola or any of the Motorola Parties of any of the Brightstar Obligations; or (b) any act or omission or any waiver by Motorola, any of the Motorola Parties or any of the Brightstar Parties.

      7. Continuing Guaranty. The Guarantor agrees that this Guaranty will continue until all of the Brightstar Parties have been fully discharged of all of the Brightstar Obligations. This Guaranty may only be modified by a writing signed by an officer of Motorola. This Guaranty will not be diminished by any payment or performance by the Guarantor until all of the Brightstar Obligations have been fully discharged. If the Guarantor makes payment under this Guaranty, the Guarantor waives any rights of subrogation as against any of the Brightstar Parties until all of the Brightstar Obligations have been paid in full.

      8. No Defenses. The Guarantor expressly waives any defense in law or in equity that would be available to any of the Brightstar Parties, it being the intent of this Guaranty that the liability of the Guarantor under this Guaranty is primary and unconditional. Further, in any action instituted by Motorola to enforce this Guaranty the Guarantor will not be entitled to make any defense that is contrary to the terms of this Guaranty.

      9. Expenses. In the event any action is brought in connection with the enforcement of this Guaranty, the Guarantor will pay reasonable attorneys' fees and all court costs incurred by Motorola.

      10. Assignments. This Guaranty is personal to the Guarantor and the Guarantor may not assign it, but it is freely transferable by Motorola. This Guaranty will be binding upon the heirs and legal representatives of the Guarantor and inure to the benefit of Motorola and their respective successors and assigns. The Guarantor understands that Motorola is relying on

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financial information that has been provided by the Guarantor to Motorola, and the Guarantor represents that such information is correct in all material respects. At least annually, but otherwise at Motorola's request, the Guarantor will provide updates of such financial information. Regardless, the Guarantor agrees to immediately notify Motorola if there is a material change in the financial information that the Guarantor has provided to Motorola. Without limiting the foregoing, the Guarantor shall furnish to Motorola, promptly upon request, such financial or other information concerning the Guarantor (including, but not limited to, periodic personal financial statements) as Motorola may request from time to time. The Guarantor also specifically authorizes Motorola to obtain consumer credit reports concerning the Guarantor from time to time as determined by Motorola in its discretion.

      11. Notices. Any notice, demand or other communications required to or permitted to be given or made hereunder in writing, shall be deemed given or made when (a) delivered in person; (b) five (5) days after such communication is posted in the mails; or (c) one (1) day after such communication is sent by a nationally recognized overnight courier service. Such communications shall be addressed as follows:

      If to Motorola to:                Motorola, Inc
                                        798 International Parkway
                                        Sunrise, Florida 33325
                                        Attn: PCS Latin America Director of
                                        Finance

      With a copy to:                   Shook, Hardy & Bacon L.L.P.
                                        Miami Center, Suite 2400
                                        201 South Biscayne Boulevard
                                        Miami, Florida 33131-4332
                                        Attn: John M. Barkett, Esq.

      If to the Guarantor to:           Raul M. Claure
                                        2701 NW 107th Ave.
                                        Miami, FL 33172

      With a copy to:                   Kirkpatrick & Lockhart LLP
                                        Miami Center, 20th Floor
                                        201 South Biscayne Boulevard
                                        Miami, Florida 33131
                                        Attn: Clayton E. Parker, Esq.

      or at such other address or addresses as the party addressed may from time to time designate in writing.

      12. Governing Law. This Guaranty will be deemed made in and governed by the laws of the State of Florida, without regard to laws regarding conflicts of law.

      13. Severability. If any term or provision of this Guaranty should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions will be unimpaired and the invalid term or provision will be replaced by such valid term or provision as comes closets to the intention underlying the invalid term or provision.

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      14. WAIVER OF JURY TRIAL. THE GUARANTOR AND MOTOROLA HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER AGREEMENT AMONG ANY OF THE BRIGHTSTAR PARTIES ON ONE HAND, AND ANY MOTOROLA PARTY ON THE OTHER HAND, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EACH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE GUARANTOR AND MOTOROLA ENTERING INTO THIS AGREEMENT. THE PROVISIONS OF THIS ARTICLE HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE GUARANTOR NOR MOTOROLA HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS ARTICLE WILL NOT BE ENFORCED IN ALL INSTANCES. NEITHER THE GUARANTOR NOR MOTOROLA SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER PARTY IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED.

      15. Waiver of Plea of Jurisdiction or Venue. Because the Guarantor and Motorola each have a significant interest in consistent interpretation of this Guaranty, the Guarantor designates Miami, Florida as the sole forum for resolution of any dispute arising hereunder. The Guarantor hereby waives any plea of jurisdiction or venue as not having a place of business in Miami-Dade County, Florida, and hereby specifically authorizes any action brought upon the enforcement of the Guaranty to be instituted and prosecuted in either the Circuit Court of Miami-Dade County, Florida, on in the United States District Court for the Southern District of Florida, at the election of Motorola. Guarantor further agrees that a final judgment in any action or proceeding will be conclusive and may be enforced against it in any other jurisdiction or in any other manner provided by law.

      16. Miscellaneous. This Guaranty may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages. This Guaranty shall be construed without presumption for or against the drafter of all or any part hereof. Section headings are for convenience of reference only and shall not limit the scope of any Section. All factual recitals and other matters set forth in the Preliminary Statements to this Guaranty shall constitute a part of this Guaranty.

                            [Signature pages follow]

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      IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

/s/ Raul M. Claure
-----------------
Raul M. Claure
Date Signed:___________________
Social Security or Other Government Identification No: ###-##-####

Accepted:

Motorola, Inc.

By: /s/ Dennis J. Strand
    -----------------------
Name: Dennis J. Strand
Title: CFO - PCS.

      I HEREBY CERTIFY the foregoing instrument was acknowledged before me this 23rd day of April, 2004, by RAUL M. CLAURE, in his individual capacity, and who is personally known to me or has produced ____________ as identification.

                        /s/ Clayton E. Parker
                        -------------------------------------
                        Notary Public
                        Name of Notary Printed: Clayton E. Parker

My Commission Expires:

[CLAYTONE E. PARKER SEAL]

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